ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARIES
EXHIBIT 11 -- Computation of Per Share Earnings
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

                                                                           Three-Month Period Ended
                                                                              May 2,                   May 3,
                                                                              1998                      1997
                                                                         ---------------             ----------

BASIC INCOME PER COMMON SHARE

Weighted average number of common shares
   outstanding                                                             10,435,531                10,435,531
                                                                          ============              ==========


Net income                                                                $ 2,045,000               $ 1,444,000
                                                                          ===========               ===========

Basic net income per common share                                         $      0.20               $      0.14
                                                                          ===========               ===========


DILUTED INCOME PER COMMON SHARE

Weighted average number of common shares
   Outstanding                                                             10,435,531                10,435,531

Net effect of dilutive stock options - based
   on the treasury stock method using the
   greater of ending or average market price                                    3,849                    28,931
                                                                          -----------               -----------

         TOTAL                                                             10,439,380                10,464,462
                                                                          ===========               ===========

Net income                                                                $ 2,045,000               $ 1,444,000
                                                                          ===========               ===========

Diluted net income per common share                                       $      0.20               $      0.14
                                                                          ===========               ===========


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